Exhibit 99.1

For further information, contact:
Sandor Grosz
Chief Financial Officer
Technology Solutions Company
312.228.4500
sandor_grosz@techsol.com

Technology Solutions Company Appoints

Kathryn A. DCamp to Board of Directors

CHICAGO, IL — February 27, 2007 — Technology Solutions Company (TSC) (Nasdaq: TSCC) today announced the appointment of Kathryn A. DCamp to its Board of Directors. Ms. DCamp fills the vacancy resulting from the resignation of John R. Purcell, age 75, from TSC’s Board of Directors on February 21, 2007.

Since 2000, Ms. DCamp, 51, served as Senior Vice President, Human Resources for Cisco Systems, Inc and currently serves as a Senior Executive Advisor to the company. At Cisco Systems, Inc, she drove HR strategy and human capital development on a global basis. In addition, Ms. DCamp was actively involved with their Corporate Social Responsibility program and Philanthropic Foundation. She has been recognized as one of the top 25 most influential women in HR by HR Executive Magazine.

Prior to joining Cisco Systems, Inc., Ms. DCamp was Global Leader, Compensation & Executive Programs for GE Capital Corporation from 1994 to 2000. While in this position, she was responsible for all executive, employee and sales compensation and recognition program design for 38 businesses and 130,000 employees globally.

Ms. DCamp received a Bachelor of Science in Psychology, graduating magna cum laude, from Ball State University.

Carl Dill, Chairman of Technology Solutions Company, commented, “We are delighted to welcome Kathryn to our Board of Directors. Her in-depth expertise in compensation and human resource matters, strategic perspectives and her experience with public companies, particularly in the technology market, are all skill sets that will be extremely valuable to TSC.”

About TSC
Technology Solutions Company (TSC) is a professional services firm committed to helping its clients create value and grow profitably. We provide high value services in customer value creation, customer experience management, operational excellence, targeted solutions in enterprise applications, and digital healthcare. We focus on industries that have a strategic need for these services, primarily manufacturing, healthcare and financial services. For more information, please visit http://www.techsol.com and http://www.charterconsult.com.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, the Company’s ability to manage decreased revenue levels; the Company’s need to attract new business and increase revenues; the Company’s declining cash position; the Company’s ability to manage costs and headcount relative to expected revenues; the Company’s ability to successfully introduce new service offerings; the Company’s dependence on a limited number of clients for a large portion of its revenue; the potential loss of significant clients; the Company’s ability to attract new clients and sell additional work to existing clients; the Company’s ability to attract and retain employees; the rapidly changing nature of information technology services, including the Company’s ability to keep pace with technological and market changes and its ability to refine and add to existing service offerings; the lack of shareholder approved stock options available for grants by the Company to retain existing employees; the Company’s ability to successfully integrate the Charter business with its business; and changing business, economic or market conditions and changes in competitive and other factors, all as more fully described herein and in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Forward-looking statements are not guarantees of performance. Such forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.

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